Exhibit 99.1

AITX CEO Steve Reinharz Engages Investors at OTC Markets Virtual Investor Conference

Reinharz Highlights AITX's Strengthening Financials, AI Innovation, and Long-Term Growth Strategy

Detroit, Michigan, October 30, 2025 - Artificial Intelligence Technology Solutions, Inc., (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, announced that CEO/CTO and founder Steve Reinharz presented at the OTC Markets Group Virtual Investor Conference held on October 28, 2025. Reinharz addressed several hundred registered investors, analysts, and advisors as he discussed AITX's updated Company Profile and outlined the Company's continued growth, expanding recurring revenue base, and leadership in AI innovation for security and automation.

The Company continues to distinguish itself within the OTC marketplace through its consistent and transparent communication with shareholders. AITX maintains one of the most active investor engagement programs among small-cap issuers, including participation in events such as the OTC Markets Virtual Investor Conference and the Company's ongoing series of weekly video updates hosted by Reinharz. These regular interactions reinforce AITX's commitment to accessibility, accountability, and long-term investor confidence. During his presentation, Reinharz emphasized the importance of clearly communicating the depth and breadth of the Company's AI engineering, technology development, and market leadership to both existing and prospective investors.

"I truly value every opportunity to connect directly with both existing and prospective investors," said Reinharz. "These events allow us to share the tremendous progress being made across our family of companies and demonstrate how our AI-driven innovations are reshaping the security and property management sectors. It's exciting to communicate our momentum and vision in such an open and interactive setting."

Investors, analysts, and industry observers are encouraged to view the full presentation to gain a deeper understanding of AITX's growth strategy, technology leadership, and financial performance. The replay of Reinharz's appearance at the OTC Markets Virtual Investor Conference is now available on the OTC Markets Group's official YouTube channel.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). This publication contains forward-looking statements, which are not guarantees of future performance and may involve subjective judgment and analysis. As such, there are no assurances whatsoever that the Company will meet its expectations with respect to its future revenues, sales volume, becoming cash flow positive, ARR or RMR. The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1  https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/